EXHIBIT 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 442-9852

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2012
 THIRD QUARTER RESULTS

-- Acquisition Transition Progressing; Strong Fourth Quarter Gains Expected In Base Business --

LOS ANGELES, CA – May 14, 2012 – Motorcar Parts of America, Inc.

(Nasdaq: MPAA) today reported results for its fiscal 2012 third quarter and nine months ended  December 31, 2011 -- reflecting consolidated sales growth of  more than 100 percent and incremental progress with its under-the-car product line segment integration strategy.

Net sales for the fiscal 2012 third quarter more than doubled to $84.1 million from $41.3 million a year earlier.  The company reported a net loss of $23.0 million, or $1.84 per share, compared with net income of $3.8 million, or $0.30 per diluted share, for the comparable quarter a year earlier due primarily to the operating losses of the company’s under-the-car product segment as the transition strategy progresses for the Fenco business acquired in May 2011.  Excluding certain Fenco-related and non-cash expenses noted in the Reconciliation of Non-GAAP Financial Measures tables below, results for the 2012 fiscal third quarter on a consolidated basis would have been a loss of $0.83 per share.  Earnings for the rotating electrical segment would have been $2.5 million, or $0.20 per diluted share, compared with $0.27 per diluted share a year earlier adjusted for a stand-alone tax rate and foreign exchange gains.

Net sales for the nine months more than doubled to $262.2 million from $118.5 million a year ago.  For the nine-month period, the company reported a net loss of $34.9 million, or $2.81 per share, compared with net income of $9.8 million, or $0.80 per diluted share, a year earlier, due primarily to operating losses of the company’s under-the-car product segment as the transition strategy progresses for the acquired Fenco business.  Excluding certain Fenco-related and non-cash expenses noted in the Reconciliation of Non-GAAP Financial Measures tables below, results for the fiscal 2012 nine-month period on a consolidated basis would have been a loss of $0.61 per share.  Earnings for the rotating electrical segment for the nine months would have been $9.3 million, or $0.75 per diluted share, compared with $0.77 per diluted share a year earlier adjusted for a stand-alone tax rate and a foreign exchange loss.

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Consolidated results for the quarter were significantly impacted by operating losses and certain legacy costs associated with its Fenco subsidiary.  The company has made significant progress in cutting costs and realigning its product offering subsequent to the end of the fiscal 2012 third quarter.  The company’s rotating electrical business continues to be strong for fiscal 2012 which ended March 31, and anticipates reporting record sales and earnings for its rotating electrical segment.

The company reported negative gross profit for the fiscal 2012 third quarter of $2.4 million compared with gross profit of $13.2 million for the same period a year ago.  Gross profit for the company’s rotating electrical segment as a percentage of net sales for the fiscal 2012 third quarter was 30.0 percent compared with 31.9 percent in the same quarter a year ago, reflecting primarily the timing of customer purchases and  return patterns partially offset by lower manufacturing costs.

The company reported negative gross profit for the quarter for its under-the-car product line segment of $15.0 million, or a negative 35.5 as a percentage of sales -- reflecting, in part, higher returns as a percentage of sales following strong sales in the second fiscal quarter; too aggressive product pricing; and, higher customer allowances being provided and higher manufacturing costs due, in part, to an increase in the under-absorption of overhead on lower production levels.  The company is addressing future product pricing and improving manufacturing efficiency, as well as implementing cost savings initiatives for production, warehousing and distribution as part of its turnaround strategy for Fenco. The company emphasized it has made significant progress in its transition initiatives since the close of this reporting period, and anticipates improved results moving forward.  Gross profit was also impacted by the company’s decision to close Fenco’s CV axle production facility, resulting in substantially reduced sales during the quarter. The company has successfully transitioned its customers for this product line to new suppliers and is in the process of liquidating the remaining inventory.

Gross profit for the fiscal 2012 nine-month period was $22.2 million compared with $37.4 million for the same period a year ago.  Gross profit as a percentage of sales for the same period was 8.5 percent compared with 31.6 percent a year earlier.  Gross profit for the company’s rotating electrical segment as a percentage of net sales for the fiscal 2012 nine months was 31.5 percent compared with 31.6 percent in the same period a year ago.

Negative gross profit for the nine-month period for the company’s under-the-car product line segment was $18.2 million, or 13.5 percent as a percentage of sales, primarily due to the items noted above for the quarter.

“Notwithstanding results for the quarter and nine months, our transition initiatives related to the Fenco acquisition are progressing.  Since our acquisition of Fenco, we have focused considerable time and resources on improving product fill rates for the under-the-car product line, closing and restructuring various product lines for this business segment and improving its capital resources.  We have made solid progress and remain dedicated to customer satisfaction, increasing sales, reducing further costs and achieving a rational cost-structure for a business segment with strong growth potential.” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts.

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Motorcar Parts of America, Inc.
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Business Outlook

Joffe noted that the company expects to report record sales and profits for its fiscal 2012 fourth quarter ended March 31, 2012 for its rotating electrical segment. On a consolidated basis, the company expects fiscal 2012 fourth quarter net sales will exceed $90 million, with net sales for the fiscal year of more than $350 million.  The company has significantly enhanced its liquidity and is well positioned to implement further initiatives to complete the Fenco transition plan.  Under the current financial structure, the company is permitted to invest up to $20 million of additional capital into its Fenco subsidiary.

 EBITDA does not reflect the impact of a number of items that affect the company’s net income, including financing and acquisition-related costs.  EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income or income from operations as a measure of performance, nor as alternative to net cash from operating activities as a measure of liquidity.  EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP.  For a reconciliation of net income (loss) attributable to common shareholders to EBITDA, see the financial tables included in this press release.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations for the third quarter of fiscal year 2012. The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international).  For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on  Monday, May 14, 2012 through 11:59 p.m. Pacific time on Monday, May 21, 2012 by calling (855)-859-2056 (domestic) or (404)-537-3406 (international) and using access code: 80348922.

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About Motorcar Parts of America

Motorcar Parts of America, Inc. is a remanufacturer of alternators and starters utilized in imported and domestic passenger vehicles, light trucks and heavy duty applications. Through its wholly owned subsidiary Fenco Automotive Products, the company also offers a broad line of under-the-car products.  Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with remanufacturing facilities located in California, Mexico and Malaysia, and administrative offices located in California, Tennessee, Mexico, Canada, Singapore and Malaysia. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2011 and in its Forms 10-Q filed with the SEC  for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net sales	$84,097,000	$41,288,000	$262,223,000	$118,499,000
Cost of goods sold	86,455,000	28,115,000	239,981,000	81,099,000
Gross (loss) profit	(2,358,000)	13,173,000	22,242,000	37,400,000
Operating expenses:
General and administrative	10,589,000	4,384,000	30,966,000	11,979,000
Sales and marketing	3,369,000	1,798,000	9,019,000	4,739,000
Research and development	453,000	391,000	1,270,000	1,153,000
Impairment of fixed assets	1,031,000	-	1,031,000	-
Acquisition costs	-	-	713,000	-
Total operating expenses	15,442,000	6,573,000	42,999,000	17,871,000
Operating (loss) income	(17,800,000)	6,600,000	(20,757,000)	19,529,000
Interest expense	3,262,000	997,000	8,565,000	4,300,000
(Loss) income before income tax expense	(21,062,000)	5,603,000	(29,322,000)	15,229,000
Income tax expense	1,987,000	1,842,000	5,625,000	5,447,000

Net (loss) income	$(23,049,000)	$3,761,000	$(34,947,000)	$9,782,000
Basic net (loss) income per share	$(1.84)	$0.31	$(2.81)	$0.81
Diluted net (loss) income per share	$(1.84)	$0.30	$(2.81)	$0.80

Weighted average number of shares outstanding:
Basic	12,517,269	12,042,792	12,417,292	12,038,296
Diluted	12,517,269	12,399,211	12,417,292	12,254,510

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2011	March 31, 2011
ASSETS	(Unaudited)
Current assets:
Cash	$3,133,000	$2,477,000
Short-term investments	305,000	304,000
Accounts receivable — net	24,887,000	10,635,000
Inventory— net	123,795,000	29,733,000
Inventory unreturned	13,043,000	5,031,000
Deferred income taxes	5,670,000	5,658,000
Prepaid expenses and other current assets	4,411,000	6,299,000
Total current assets	175,244,000	60,137,000
Plant and equipment — net.	13,942,000	11,663,000
Long-term core inventory — net	187,475,000	80,558,000
Long-term core inventory deposit	26,658,000	25,984,000
Long-term deferred income taxes	1,617,000	1,346,000
Long-term note receivable	-	4,863,000
Goodwill	40,263,000	-
Intangible assets — net	44,157,000	5,530,000
Other assets	1,934,000	1,784,000
TOTAL ASSETS.	$491,290,000	$191,865,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$136,422,000	$38,973,000
Accrued liabilities	20,345,000	7,318,000
Customer finished goods returns accrual	26,910,000	9,161,000
Revolving loan	40,500,000	-
Other current liabilities	2,114,000	918,000
Current portion of term loan	2,000,000	2,000,000
Current portion of capital lease obligations	559,000	372,000
Total current liabilities..	228,850,000	58,742,000
Term loan, less current portion.	14,000,000	5,500,000
Revolving loan.	47,713,000	-
Deferred core revenue.	9,352,000	8,729,000
Customer core returns accrual	103,079,000	-
Other liabilities	1,120,000	1,255,000
Capital lease obligations, less current portion	241,000	462,000
Total liabilities	404,355,000	74,688,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share,20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 20,000,000 shares authorized;12,533,821 and 12,078,271 shares issued; 12,519,421 and 12,063,871 outstanding at December 31, 2011 and March 31, 2011, respectively	125,000	121,000
Treasury stock, at cost, 14,400 shares of common stock at December 31, 2011 and March 31, 2011, respectively	(89,000)	(89,000)
Additional paid-in capital.	98,693,000	93,140,000
Additional paid-in capital-warrant.	1,879,000	1,879,000
Accumulated other comprehensive loss.	(1,201,000)	(349,000)
Retained (deficit) earnings..	(12,472,000)	22,475,000
Total shareholders' equity..	86,935,000	117,177,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY.	$491,290,000	$191,865,000

Reconciliation of Non-GAAP Financial Measures

Beginning with the first quarter of fiscal year 2012, the company has begun providing segment information.  The two segments are defined as rotating electrical and the recently acquired Fenco products now referred to as the under-the-car segment. Currently all corporate expenses are included under the rotating electrical segment. The results of operations of Fenco have been included from the date of acquisition on May 6, 2011. Income statement information relating to the Company’s reportable segments for the three months and nine months ended December 31, 2011 is as follows:

		Three months ended December 31, 2011 (Unaudited)
		Rotating	Under-the-Car			As Reported			Adjusted
Income statement		Electrical	Product Line	(1)	Eliminations	Consolidated	Adjustment		Consolidated

Net sales		$41,895,000	$43,484,000		$-	$85,379,000	$-		$85,379,000
Intersegment revenue, net of cost of goods sold	(A)	241,000			(241,000)	-			-
Contractual customer penalties/unique customer allowances	(A)		(1,282,000)	(2)		(1,282,000)	1,282,000		-
Net sales total		42,136,000	42,202,000		(241,000)	84,097,000	1,282,000		85,379,000
Cost of goods sold		29,500,000	53,692,000			83,192,000			83,192,000
Intersegment revenue, net of cost of goods sold	(B)		241,000	(2)	(241,000)	-			-
Unusual inventory purchases and freight expenses	(B)		1,432,000	(2)		1,432,000	(1,432,000)		-
Additional production costs	(B)		1,458,000	(2)		1,458,000	(1,458,000)		-
Inventory step-up adjustment from purchase accounting	(B)		373,000	(2)		373,000	(373,000)		-
Cost of goods sold total		29,500,000	57,196,000		(241,000)	86,455,000	(3,263,000)		83,192,000
Gross profit		12,636,000	(14,994,000)		-	(2,358,000)	4,545,000		2,187,000
Gross margin		30.0%	-35.5%		0.0%	-2.8%			2.6%
Gross margin - Adjusted (2)		29.6%	-23.5%	(5)
Operating expenses:
General and administrative		4,359,000	4,948,000			9,307,000			9,307,000
G&A - Fenco related, bank financing and professional fees	(B)	624,000	1,146,000			1,770,000	(1,770,000)		-
Foreign exchange mark-to-market (gain)/loss	(B)	(488,000)				(488,000)	488,000		-
Sales and marketing		1,946,000	1,311,000			3,257,000			3,257,000
Sales and marketing - Fenco related	(B)	112,000				112,000	(112,000)		-
Research and development		453,000				453,000			453,000
Impairment of fixed assets	(B)		1,031,000			1,031,000	(1,031,000)		-
Total operating expenses		7,006,000	8,436,000		-	15,442,000	(2,425,000)		13,017,000
Operating income (loss)	(C)	5,630,000	(23,430,000)		-	(17,800,000)	6,970,000		(10,830,000)
Interest expense		767,000	2,495,000			3,262,000			3,262,000
Income (loss) before income tax expense		4,863,000	(25,925,000)		-	(21,062,000)	6,970,000		(14,092,000)
Income tax expense		1,835,000	152,000			1,987,000	158,000	(3)	2,145,000

Net income (loss)		$3,028,000	(26,077,000)		$-	(23,049,000)	$6,812,000		$(16,237,000)

Under-the-Car product lines not supported							5,845,000	(4)	5,845,000
Net income - Adjusted							$12,657,000		$(10,392,000)

Diluted net income (loss) per share						$(1.84)	$0.54		$(1.30)
Under-the-Car product lines not supported							$0.47	(4)	$0.47
Diluted net income per share - Adjusted							$1.01		$(0.83)

Weighted average number of shares outstanding:
Diluted						12,517,269	12,517,269		12,517,269

Depreciation and amortization	(B)	857,000	1,473,000			2,330,000
Adjusted EBITDA - Sum of (B) and (C) less (A)		$6,494,000	$(14,994,000)		$-	$(8,500,000)
Under-the-Car product lines not supported			5,845,000	(4)		5,845,000
Adjusted EBITDA total			$(9,149,000)			$(2,655,000)

(1) The total of contractual customer penalties/unique customer allowances, intersegment costs, unusual inventory purchases and freight expenses, additional production costs, inventory step-up adjustment, general and administrative expenses related to bank financing and other professional fees, and impairment of fixed assets at the CV axle production facility that has been closed has an EPS impact of $0.56 for the Under-the-Car Product Line segment

 (2) The total of contractual customer penalties/unique customer allowances, intersegment costs, unusual inventory purchases and freight expenses, additional production costs, inventory step-up adjustment has a gross profit margin impact of 12.0% for the Under-the-Car Product Line segment. The decrease in intersegment revenue, net of cost of goods sold will decrease the revenue and gross profit under the rotating electrical segment by the same amount, which will result in a decrease in gross margin under the rotating electrical segment to 29.6%.

(3) Tax effected for Rotating Electrical at 39% tax rate and Under-the-Car Product Line at 0% tax rate.

(4) Certain Under-the-Car product lines not supported resulted in a loss for the period from October 1, 2011 to December 31, 2011

(5) Excludes the further impact of loss from product lines not supported on gross margin of 13.1%.

Reconciliation of Non-GAAP Financial Measures

		Nine months ended December 31, 2011 (Unaudited)
		Rotating	Under-the-Car			As Reported			Adjusted
Income statement		Electrical	Product Line	(1)	Eliminations	Consolidated	Adjustment		Consolidated

Net sales.		$126,648,000	$137,889,000		$-	264,537,000	$-		264,537,000
Intersegment revenue, net of cost of goods sold	(A)	1,853,000	-		(1,853,000)	-	-		-
Contractual customer penalties/unique customer allowances	(A)	-	(2,314,000)	(2)	-	(2,314,000)	2,314,000		-
Net sales total		128,501,000	135,575,000		(1,853,000)	262,223,000	2,314,000		264,537,000
Cost of goods sold		88,018,000	141,208,000		-	229,226,000	-		229,226,000
Intersegment revenue, net of cost of goods sold	(B)	-	1,853,000	(2)	(1,853,000)	-	-		-
Unusual inventory purchases and freight expenses	(B)	-	3,047,000	(2)	-	3,047,000	(3,047,000)		-
Additional production costs	(B)	-	3,928,000	(2)	-	3,928,000	(3,928,000)		-
Inventory step-up adjustment from purchase accounting	(B)	-	3,780,000	(2)	-	3,780,000	(3,780,000)		-
Cost of goods sold total.		88,018,000	153,816,000		(1,853,000)	239,981,000	(10,755,000)		229,226,000
Gross profit		40,483,000	(18,241,000)		-	22,242,000	13,069,000		35,311,000
Gross margin		31.5%	-13.5%		0.0%	8.5%			13.3%
Gross margin - Adjusted (2)		30.5%	-2.4%	(6)
Operating expenses:
General and administrative.		12,586,000	12,589,000		-	25,175,000	-		25,175,000
G&A - Fenco related, bank financing and professional fees	(B)	2,824,000	1,568,000		-	4,392,000	(4,392,000)		-
Foreign exchange mark-to-market (gain)/loss	(B)	1,399,000	-		-	1,399,000	(1,399,000)		-
Sales and marketing		5,551,000	3,230,000		-	8,781,000	-		8,781,000
Sales and marketing - Fenco related	(B)	238,000	-		-	238,000	(238,000)		-
Research and development..		1,270,000	-		-	1,270,000	-		1,270,000
Impairment of fixed assets	(B)	-	1,031,000		-	1,031,000	(1,031,000)		-
Acquisition costs	(B)	713,000	-		-	713,000	(713,000)		-
Total operating expenses		24,581,000	18,418,000		-	42,999,000	(7,773,000)		35,226,000
Operating income (loss)	(C)	15,902,000	(36,659,000)		-	(20,757,000)	20,842,000		85,000
Interest expense		2,272,000	6,293,000		-	8,565,000	-		8,565,000
Income (loss) before income tax expense		13,630,000	(42,952,000)		-	(29,322,000)	20,842,000		(8,480,000)
Income tax expense (acquisition costs related adjustment)		112,000	-		-	112,000	(112,000)	(3)	-
Income tax expense		5,238,000	275,000		-	5,513,000	2,095,000	(4)	7,608,000
Net income (loss)		$8,280,000	$(43,227,000)		$-	$(34,947,000)	$18,859,000		$(16,088,000)

Under-the-Car product lines not supported							8,535,000	(5)	8,535,000
Net income - Adjusted							$27,394,000		$(7,553,000)

Diluted net income (loss) per share						$(2.81)	$1.52		$(1.30)
Under-the-Car product lines not supported							$0.69	(5)	$0.69
Diluted net income per share - Adjusted							$2.21		$(0.61)

Weighted average number of shares outstanding:
Diluted						12,417,292	12,417,292		12,417,292

Depreciation and amortization.	(B)	2,634,000	4,092,000		-	6,726,000
Adjusted EBITDA - Sum of (B) and (C) less (A)		$21,857,000	$(15,046,000)		$-	$6,811,000
Under-the-Car product lines not supported			8,535,000	(5)		8,535,000
Adjusted EBITDA total			$(6,511,000)			$15,346,000

(1) The total of contractual customer penalties/unique customer allowances, intersegment costs, unusual inventory purchases and freight expenses, additional production costs, inventory step-up adjustment, general and administrative expenses related to bank financing and other professional fees, and impairment of fixed assets at the CV axle production facility that has been closed has an EPS impact of $1.41 for the Under-the-Car Product Line segment.

 (2) The total of contractual customer penalties/unique customer allowances, intersegment costs, unusual inventory purchases and freight expenses, additional production costs, inventory step-up adjustment has a gross profit margin impact of 11.1% for the Under-the-Car Product Line segment.

The decrease in intersegment revenue, net of cost of goods sold will decrease the revenue and gross profit under the rotating electrical segment by the same amount, which will result in a decrease in gross margin under the rotating electrical segment to 30.5%.

(3) Represents additional 1% tax due to certain non-deductible transaction costs incurred in connection with the Company’s acquisition of Fenco.

(4) Tax effected for Rotating Electrical at 39% tax rate and Under-the-Car Product Line at 0% tax rate.

(5) Certain Under-the-Car product lines not supported resulted in a loss for the period from May 7, 2011 to December 31, 2011 of $8,535,000 - ($0.69) per share (including the cost impact of the closure of the CV axle production facility).

(6) Excludes the further impact of loss from product lines not supported on gross margin of 6.3%.

Reconciliation of Non-GAAP Financial Measures

		Three months ended December 31, 2011 (Unaudited)
		As Reported		Adjusted
		Rotating		Rotating
Income statement		Electrical	Adjustment	Electrical

Net sales (excluding intersegment revenue)		$41,895,000		$41,895,000
Intersegment revenue, net of cost of goods sold	(A)	241,000	(241,000)	-
Net sales total		42,136,000	(241,000)	41,895,000
Cost of goods sold		29,500,000		29,500,000
Gross profit		12,636,000	(241,000)	12,395,000
Gross margin		30.0%		29.6%
Operating expenses:
General and administrative		4,359,000		4,359,000
General and administration - Fenco related and professional fees	(B)	624,000	(624,000)	-
Foreign exchange mark-to-market (gain)/loss	(B)	(488,000)	488,000	-
Sales and marketing		1,946,000		1,946,000
Sales and marketing - Fenco related	(B)	112,000	(112,000)	-
Research and development		453,000		453,000
Total operating expenses		7,006,000	(248,000)	6,758,000
Operating income	(C)	5,630,000	7,000	5,637,000
Interest expense		767,000	782,000 (2)	1,549,000
Income before income tax expense		4,863,000	(775,000)	4,088,000
Income tax expense		1,835,000	(241,000)	1,594,000	(1)
Net income		$3,028,000	$(534,000)	$2,494,000
Diluted net income per share		$0.25		$0.20

Weighted average number of shares outstanding:
Diluted		12,297,749 (3)		12,297,749	(3)
Depreciation and amortization	(B)	857,000
Adjusted EBITDA - Sum of (B) and (C) less (A)		$6,494,000

(1) Tax effected for Rotating Electrical at 39% tax rate
(2) Represents $782,000 intersegment interest income
(3) Excludes the impact of 360,000 shares in connection with the consideration for the May 6, 2011 Fenco acquisition

Reconciliation of Non-GAAP Financial Measures

		Nine months ended December 31, 2011 (Unaudited)
		As Reported				Adjusted
		Rotating				Rotating
Income statement		Electrical		Adjustment		Electrical

Net sales (excluding intersegment revenue)		$126,648,000				$126,648,000
Intersegment revenue, net of cost of goods sold	(A)	1,853,000		(1,853,000)		-
Net sales total		128,501,000		(1,853,000)		126,648,000
Cost of goods sold		88,018,000				88,018,000
Gross profit		40,483,000		(1,853,000)		38,630,000
Gross margin		31.5%				30.5%
Operating expenses:
General and administrative		12,586,000				12,586,000
General and administration - Fenco related and professional fees	(B)	2,824,000		(2,824,000)		-
Foreign exchange mark-to-market (gain)/loss	(B)	1,399,000		(1,399,000)		-
Sales and marketing		5,551,000				5,551,000
Sales and marketing - Fenco related	(B)	238,000		(238,000)		-
Research and development		1,270,000				1,270,000
Acquisition costs	(B)	713,000		(713,000)		-
Total operating expenses		24,581,000		(5,174,000)		19,407,000
Operating income	(C)	15,902,000		3,321,000		19,223,000
Interest expense		2,272,000		1,727,000	(2)	3,999,000
Income before income tax expense		13,630,000		1,594,000		15,224,000
Income tax expense (acquisition costs related adjustment)		112,000		(112,000	)(3)	-
Income tax expense		5,238,000		699,000		5,937,000	(1)
Net income		$8,280,000		$1,007,000		$9,287,000
Diluted net income per share		$0.66				$0.75

Weighted average number of shares outstanding:
Diluted		12,459,762	(4)			12,459,762	(4)
Depreciation and amortization	(B)	2,634,000
Adjusted EBITDA - Sum of (B) and (C) less (A)		$21,857,000

(1) Tax effected for Rotating Electrical at 39% tax rate
(2) Represents $1,727,000 intersegment interest income
(3) Represents additional 1% tax due to certain non-deductible transaction costs incurred in connection with the Company’s acquisition of Fenco
(4) Excludes the impact of 312,873 shares in connection with the consideration for the May 6, 2011 Fenco acquisition